Exhibit 99.1

WK Kellogg Co
Financial News Release

Analyst Contact:
Karen Duke (269) 401-3164
Matt Harrison (269) 401-3326

Media Contact:
Stacy Flathau (269) 401-3002

WK Kellogg Co Announces First Quarter Financial Results; Company Reaffirms 2024 Guidance

BATTLE CREEK, Mich. - May 7, 2024 - WK Kellogg Co (NYSE: KLG), a leading manufacturer, marketer and distributor of branded ready-to-eat cereal in the U.S., Canada, and Caribbean, today reported financial results for its first quarter ended March 30, 2024.

Highlights:

•First quarter 2024 reported net sales of $707 million decreased 1.9% year-over-year.
•First quarter 2024 adjusted net sales of $707 million decreased 0.8% year-over-year on a standalone basis.
•First quarter 2024 reported net income of $33 million grew 37.5% year-over-year resulting in a reported net income margin of 4.7%.
•First quarter 2024 adjusted EBITDA of $75 million grew 13.6% year-over-year on a standalone basis, resulting in an adjusted EBITDA margin of 10.6%.
•Company reaffirms 2024 adjusted net sales and adjusted EBITDA guidance.

“Our strategy is clear, our integrated and engaged team is working end-to-end, and we are pleased with our progress as we continue to execute our strategic priorities. We've started 2024 delivering first quarter financial results in line with our expectations, and we are on track for the year,” said Gary Pilnick, Chairman and Chief Executive Officer of WK Kellogg Co.

Financial Summary:	Quarter ended
(millions)	March 30, 2024	April 1, 2023	% Change
Reported net sales	$707	$720	(1.9)%
Adjusted net sales*	$707	$720	(1.9)%
Standalone adjusted net sales*	$707	$712	(0.8)%

Reported net income (loss)	$33	$24	37.5%
EBITDA*	$71	$49	44.9%
Adjusted EBITDA*	$75	$69	8.7%
Standalone adjusted EBITDA*	$75	$66	13.6%
Reported net income margin	4.7%	3.3%	1.4%
Standalone adjusted EBITDA margin*	10.6%	9.3%	1.3%
*Adjusted net sales, Standalone adjusted net sales, EBITDA, Adjusted EBITDA, Standalone adjusted EBITDA and Standalone adjusted EBITDA margin are non-GAAP financial measures. See the "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures, including a definition of each non-GAAP financial measure and reconciliations of each non-GAAP financial measure to the most directly comparable financial measure determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Standalone metrics apply to periods prior to the spin-off on October 2, 2023.

First Quarter 2024 Business Performance

Reported first quarter net sales were $707 million, a 1.9% decline year-over-year. First quarter adjusted net sales declined 0.8% year-over-year when compared to standalone adjusted net sales. In the first quarter, price/mix increased 6.3% and volume was down 7.0%. Price elasticities contributed to our volume decline in the quarter.

First quarter reported net income was $33 million, a 37.5% increase year-over-year. First quarter adjusted EBITDA was $75 million, a 13.6% increase year-over-year when compared to standalone adjusted EBITDA. This growth reflects the benefit of revenue growth management and increasing levels of operational effectiveness within our supply chain.

WK Kellogg Co Full-Year 2024 Financial Outlook
WK Kellogg Co is reaffirming the 2024 financial guidance provided on our fourth quarter 2023 earnings call. 2024 results are presented on an adjusted basis and compared to our 2023 standalone adjusted results.
•2024 Adjusted Net Sales growth is projected to be (1.0)% to 1.0%
•2024 Adjusted EBITDA growth is projected to be 3.0% to 5.0%

The aforementioned forward-looking non-GAAP financial measures include estimates of certain items as discussed below, from which actual future results may vary. The table below outlines the projected impact of certain other items that are excluded from forward-looking non-GAAP adjusted EBITDA guidance for 2024:

Impact of certain items excluded from Non-GAAP Adjusted EBITDA guidance:
(millions)
Full Year 2024
Interest expense	$35 - $40
Depreciation and amortization expense	$75 - $85
Estimated return on pension assets	$45 - $50
Separation costs	$25 - $35
Adjusted EBITDA	$265 - $270

The Company has not provided reconciliations of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable forward-looking GAAP financial measure as it is unable to predict with reasonable certainty and without unreasonable effort certain adjustment items including mark-to-market impacts on certain commodity and foreign currency contracts, pension mark-to-market impacts and income tax expense. The timing and amounts of these adjustment items are uncertain and could have a substantial impact on the respective GAAP financial measure. The Company is providing quantification of certain known adjustment items where available.

Conference Call / Webcast
WK Kellogg Co will host a conference call to discuss its first quarter 2024 results and 2024 outlook on Tuesday, May 7, 2024, at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.wkkellogg.com. Information regarding the rebroadcast is available at http://investor.wkkellogg.com.

About WK Kellogg Co

At WK Kellogg Co, we bring our best to everyone, every day through our trusted foods and brands. Our journey began in 1894, when our founder W.K. Kellogg reimagined the future of food with the creation of Corn Flakes, changing breakfast forever. Our iconic brand portfolio includes Kellogg’s Frosted Flakes®, Rice Krispies®, Froot Loops®, Kashi®, Special K®, Kellogg’s Raisin Bran®, and Bear Naked®. With a presence in the majority of households across North America, our brands play a key role in enhancing the lives of millions of consumers every day, promoting a strong sense of physical, emotional and societal wellbeing. Our beloved brand characters, including Tony the Tiger® and Toucan Sam®, represent our deep connections with the consumers and communities we serve. Through our sustainable business strategy – Feeding HappinessTM – we aim to build healthier and happier futures for families, kids and communities. We are making a positive impact, while creating foods that bring joy and nourishment to consumers. For more information about WK Kellogg Co and Feeding Happiness, visit www.wkkellogg.com.

Non-GAAP Financial Measures

The non-GAAP financial measures in this press release are supplemental measures of WK Kellogg Co performance. These non-GAAP financial measures that WK Kellogg Co provides to management and investors exclude certain items that the Company does not consider part of on-going operations. Our management team utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of the business, and for resource allocation decisions, including incentive compensation. As a result, WK Kellogg Co believes the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by the management team and improves investors’ understanding of WK Kellogg Co’s underlying operating performance, which is useful in the analysis of ongoing operating trends. All historical non-GAAP financial measures have been reconciled from the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measures. Standalone metrics apply to periods prior to the spin-off on October 2, 2023.

As non-GAAP financial measures are not standardized, they may not be comparable to financial measures used by other companies or to non-GAAP financial measures having the same or similar names. In order to compensate for such limitations of non-GAAP measures, readers should review the reconciliations and should not consider these measures in isolation from, or as alternatives to, the comparable financial measures determined in accordance with GAAP.

•Adjusted net sales: WK Kellogg Co adjusts the GAAP financial measure to exclude the impact of acquisitions, divestitures and 53rd week transactions. We exclude the items which we believe may obscure trends in our underlying net sales performance. Management uses this non-GAAP measure to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results.

•Standalone adjusted net sales: WK Kellogg Co adjusts the GAAP financial measure to exclude the impact of prior year (pre-spin) intercompany sales arrangements with Kellanova that ceased upon the spin-off. Management believes that this non-GAAP financial measure provides investors a clearer basis to assess results over time by providing transparency to factors relevant to the pre-spin-off period that are helpful in assessing baseline comparable information. Standalone metrics apply to periods prior to spin-off on October 2, 2023. Adjusted net sales growth rates are calculated using standalone adjusted net sales as the base year comparable metric.

•Adjusted gross profit and adjusted gross margin: WK Kellogg Co adjusts the GAAP financial measures to exclude the effect of business and portfolio realignment costs, separation costs related to the spin-off from Kellanova and mark-to-market impacts from commodity and foreign currency contracts. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives.

•Standalone adjusted gross profit and standalone adjusted gross margin: WK Kellogg Co adjusts the GAAP financial measures to exclude the effect of business and portfolio realignment costs, separation costs related to the spin-off from Kellanova and mark-to-market impacts from commodity and foreign currency contracts resulting in adjusted. Additionally, the Company excludes the impact of prior year (pre-spin) intercompany sales and royalty arrangements with Kellanova that ceased upon the spin-off. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented and believes that these measures provide investors a clearer basis to assess results over time by providing transparency to factors relevant to the pre-spin-off period that are helpful in assessing baseline comparable information. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives. Standalone metrics apply to periods prior to spin-off on October 2, 2023. Adjusted gross profit and adjusted gross margin are calculated using standalone adjusted gross profit and gross margin as the base year comparable metric.

•Adjusted EBITDA: WK Kellogg Co adjusts the GAAP financial measure to exclude interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income (expense),net, separation costs related to the spin-off from Kellanova and business and portfolio realignment costs. Management believes that this non-GAAP financial measure provides helpful information in understanding baseline historical information in the pre-spin prior periods and provides investors an additional basis to assess over time. Adjusted EBITDA growth rates are calculated using standalone adjusted EBITDA as the base year comparable metric.

•Standalone adjusted EBITDA: WK Kellogg Co adjusts the GAAP financial measure to exclude interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income/expenses, separation costs related to the spin-off from Kellanova and business and portfolio realignment costs. Additionally, the Company excludes the impact of prior year (pre-spin) intercompany sales and royalty arrangements with Kellanova that ceased upon the spin-off and for the impact of estimated incremental recurring costs to operate as a standalone company, net of estimated incremental depreciation. Management believes that this non-GAAP financial measure provides helpful information in understanding baseline historical information in the pre-spin-off period and provides investors an additional basis to assess results over time. Standalone metrics apply to periods prior to spin-off on October 2, 2023. Adjusted EBITDA growth rates are calculated using standalone adjusted EBITDA as the base year comparable metric.

•Standalone adjusted EBITDA margin: Defined as standalone adjusted EBITDA divided by standalone adjusted net sales. Management believes that this non-GAAP measure provides helpful information in understanding baseline historical information in the pre-spin-off periods. Note: Standalone metrics apply to periods prior to Spin-Off on October 2, 2023. Adjusted EBITDA margin growth rates are calculated using standalone adjusted EBITDA as the base year comparable metric.

•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. Cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Management uses this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.

•Free cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. Management uses this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.

Forward-Looking Statements

This press release contains a number of forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include predictions of future results or activities and may contain the words “expect,” “believe,” “will,” “can,” “anticipate,” “estimate,” “project,” “should,” "would," or words or phrases of similar meaning. You are cautioned not to rely on these forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, a decline in demand for ready-to-eat cereals; supply chain disruptions and increases in costs and/or shortages of raw materials, labor, fuels and utilities as a result of geopolitical, economic and market conditions; consumers’ perception of our brands or company; business disruptions; our ability to drive our growth targets to increase revenue and profit; our failure to achieve our targeted cost savings and efficiencies from cost reduction initiatives; strategic acquisitions, alliances, divestitures or joint ventures or organic growth opportunities we may pursue in the future; material disruptions at one of our facilities; our ability to attract, develop and retain the highly skilled people we need to support our business; a shortage of labor, our failure to successfully negotiate collectively bargained agreements, or other general inflationary pressures or changes in applicable laws and regulations that could increase labor costs; an increase in our post-retirement benefit-related costs and funding requirements caused by, among other things, volatility in the financial markets, changes in interest rates and actuarial assumptions; our inability to obtain sufficient capital to grow our business and to increase our revenues; an impairment of the carrying value of goodwill or other acquired intangibles; increases in the price of raw materials, including agricultural commodities, packaging, fuel and labor; increases in transportation costs and reduced availability of, or increases in, the price of oil or other fuels; competition, including with respect to retail and shelf space; the changing retail environment and the growing presence of alternative retail channels; the successful development of new products and processes; adverse changes in the global climate or extreme weather conditions; and other risk factors as detailed from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including its Registration Statement on Form 10, Quarterly Reports on Form 10-Q, Annual Report on Form 10-K, Current Reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exhaustive.

Any forward-looking statement made in this press release speaks only as of the date of this press release. WK Kellogg Co does not undertake to update any forward-looking statement as a result of new information or future events or developments, except as required by law.

[WK Kellogg Co Financial News]

WK KELLOGG CO
CONSOLIDATED STATEMENT OF INCOME (Unaudited)
(millions, except per share data)

	Quarter ended
	March 30, 2024	April 1, 2023
Net sales	$707	$720
Cost of goods sold	504	540
Selling, general and administrative expense	157	156
Operating profit	46	24
Interest expense	8	—
Other income (expense), net	6	8
Income before income taxes	44	32
Income taxes	11	8
Net income	$33	$24

Per share amounts (a):
Basic earnings	$0.38	$0.28
Diluted earnings	$0.37	$0.28
Average shares outstanding:
Basic	86	86
Diluted	87	86
Actual shares outstanding at period end	86	86

(a)On October 2, 2023, Kellanova, the former parent company of WK Kellogg Co, distributed 85,631,304 shares of WK Kellogg Co common stock to Kellanova's shareholders in connection with its spin-off of WK Kellogg Co. Basic and diluted earnings per share and the average number of shares outstanding were retrospectively recast for the number of WK Kellogg Co shares outstanding immediately following the spin-off for the quarter ended April 1, 2023.

WK KELLOGG CO
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(millions)

	Quarter Ended
	March 30, 2024	April 1, 2023
Operating activities
Net income	$33	$24
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	19	17
Pension and postretirement benefit plan expense (benefit)	(9)	(7)
Deferred income taxes	1	—
Stock compensation	1	1
Other	3	—
Postretirement benefit plan contributions	(3)	—
Changes in operating assets and liabilities:
Trade receivables	2	7
Inventories	16	57
Accounts payable	(5)	(23)
Income taxes payable	4	—
Accrued advertising and promotion	(11)	(2)
Accrued salaries and wages	(21)	(8)
All other current assets and liabilities	(20)	(4)
Net cash provided by (used in) operating activities	$10	$62
Investing activities
Additions to properties	(9)	(31)
Net cash provided by (used in) investing activities	$(9)	$(31)
Financing activities
Repayment of borrowings under the Credit Agreement	(3)	—
Issuances (repayments) of notes payable, with maturities less than 90 days	(3)	—
Net issuances of common stock	1	—
Dividends paid	(14)	—
All other net transfers (to) from Kellanova	—	(30)
Net cash provided by (used in) financing activities	$(19)	$(30)
Effect of exchange rate changes on cash and cash equivalents	—	—
Increase (decrease) in cash and cash equivalents	(18)	1
Cash and cash equivalents at beginning of period	88	—
Cash and cash equivalents at end of period	$70	$1

WK Kellogg Co Free Cash Flow:
Net cash provided by (used in) operating activities	$10	$62
Additions to properties	$(9)	$(31)
Free cash flow (a)	$1	$31
(a) Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

WK KELLOGG CO
CONSOLIDATED BALANCE SHEET (Unaudited)
(millions, except per share data)

	March 30, 2024	December 30, 2023
Current assets
Cash and cash equivalents	$70	$89
Accounts receivable, net	244	244
Inventories, net	328	345
Other current assets	22	28
Total current assets	664	$706
Property, net	735	739
Goodwill	53	53
Other intangibles	57	57
Postretirement plan assets	292	283
Other assets	87	51
Total assets	$1,888	$1,889
Current liabilities
Notes payable	2	4
Current maturities of long-term debt	8	8
Accounts payable	544	541
Accrued advertising and promotion	109	121
Accrued salaries and wages	36	57
Other current liabilities	90	105
Total current liabilities	789	$836
Long-term debt	484	487
Deferred income taxes	107	106
Pension liability	133	135
Other liabilities	58	25
Equity
Common stock, $0.0001 par value	—	—
Capital in excess of par value	329	327
Retained earnings	20	1
Accumulated other comprehensive income (loss)	(32)	(28)
Total equity	317	300
Total liabilities and equity	$1,888	$1,889

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Adjusted Net Sales to Standalone Adjusted Net Sales

	Quarter ended
(millions)	March 30, 2024	April 1, 2023
Reported net sales	$707	$720
Adjusted net sales	707	720
Impact of prior intercompany sales agreements	—	(8)
Standalone adjusted net sales	$707	$712

% change - 2024 vs. 2023:
Reported net sales growth	(1.9)%
Adjusted net sales growth	(1.9)%
Impact of prior intercompany sales agreements	1.1%
Standalone adjusted net sales growth	(0.8)%
Volume (tonnage)	(7.0)%
Pricing/mix	6.3%
    Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Adjusted Gross Profit to Standalone Adjusted Gross Profit

	Quarter ended
	March 30, 2024	April 1, 2023
Reported gross profit	$203	$180
Mark-to-market	—	5
Separation costs	3	3
Business and portfolio realignment	1	—
Adjusted gross profit	$207	$188
Impact of prior intercompany and sales and royalty agreements	—	3
Standalone adjusted gross profit	$207	$191
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Adjusted Gross Margin to Standalone Adjusted Gross Margin

	Quarter ended
	March 30, 2024	April 1, 2023
Reported gross margin	28.7%	25.0%
Mark-to-market	—%	0.7%
Separation costs	0.4%	0.4%
Business and portfolio realignment	0.1%	—%
Adjusted gross margin	29.2%	26.1%
Impact of prior intercompany and sales and royalty agreements	—%	0.7%
Standalone adjusted gross margin	29.2%	26.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Reported Net Income to Adjusted EBITDA to Standalone Adjusted EBITDA

	Quarter ended
(millions)	March 30, 2024	April 1, 2023
Reported net income (loss)	$33	$24
Interest expense	8	—
Income tax expense (benefit)	11	8
Depreciation and amortization expense	19	17
EBITDA	$71	$49
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	—	5
Other (income) expense	(6)	(8)
Separation costs	9	23
Business and portfolio realignment costs	1	—
Adjusted EBITDA	$75	$69
Historical intercompany sales and royalty agreements	—	3
Estimated standalone costs	—	(6)
Standalone Adjusted EBITDA	$75	$66
Reported Net Income Margin	4.7%	3.3%
Standalone Adjusted EBITDA Margin	10.6%	9.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	March 30, 2024	December 30, 2023
Notes payable	$2	$4
Current maturities of long-term debt	8	8
Long-term debt	484	487
Total debt liabilities	494	499
Less:
Cash and cash equivalents	(70)	(89)
Net debt	$424	$410
For more information on the reconciling items in the table above, please refer to the Non-GAAP financial measures section.

Significant items impacting comparability

Mark-to-market on foreign exchange and commodity hedges
The Company recognizes mark-to-market adjustments for commodity contracts and certain foreign currency contracts as incurred. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. The Company did not incur any material pre-tax mark-to-market impacts for the quarter ended March 30, 2024. Additionally, the Company recorded a pre-tax mark-to-market loss of $5 million for the quarter ended April 1, 2023.

Separation costs
The Company incurred pre-tax charges related to the Spin-Off, primarily related to spin-related employee costs and TSA transition costs of $9 million for the quarter ended March 30, 2024. The Company recorded separation costs, primarily related to legal and consulting costs, of $23 million for the quarter ended April 1, 2023.

Business and portfolio realignment
The Company incurred non-recurring costs related to a reconfiguration of our supply chain network designed to drive increased productivity, resulting in pre-tax charges of $1 million for the quarter ended March 30, 2024. The Company did not incur any pre-tax costs for the quarter ended April 1, 2023.

Other income (expense), net
The Company excludes the impact of all non-operating items from its Adjusted EBITDA calculation, which primarily includes pension related income (expense), net, and financing fees. As a result, other income of $6 million was excluded for the quarter ended March 30, 2024. Other income of $8 million was excluded for the quarter ended April 1, 2023.

Historical intercompany sales and royalty agreements
The Company recognizes certain pre-existing intercompany royalty and sales arrangements with Kellanova that ceased to exist upon spin-off. The respective net sales impacts of these agreements were $8 million for the quarter ended April 1, 2023. The respective cost of goods sold impacts of these agreements were $3 million for the quarter ended April 1, 2023.

Estimated standalone costs
The Company estimated expense of incremental and recurring costs required to operate as a separate public company, shown net of estimated related incremental depreciation costs. Estimated standalone costs for the quarter ended April 1, 2023 was $6 million.